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                                                                    EXHIBIT 99.2

EXHIBIT 99.2 Auditor's Letter


July 2, 2001

Dear sir:

We have read Part III of the Form 12b-25 filed by e-MedSoft.com and are in agreement with the statements made therein.


Very truly yours,


KPMG
Jacksonville, Florida
July 2, 2001